UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

CARDINAL ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53923	26-0703223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6037 Frantz Rd., Suite 103 Dublin, OH	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 459-4959

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

explanatory Note

This 8-K-A (Amendment No. 1) is being filed to correct a typographical error. The figure $99,700 in the document has been changed to $99,000.

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Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

On March 6, 2014, Cardinal Energy Group, Inc., (the “we”, “us”, “our”) completed the acquisition of a 100% working interest and an 80% net revenue interest in the Stroybel-Broyles oil and gas leases located in Eastland County, Texas (the “Stroybel-Broyles”). We purchased the Stroybel-Broyles Leases from HD Special Situations, LP, a Delaware limited partnership, an unrelated third party (“HD”) $75,000 paid in cash at closing using a portion of the funds we raised in a private offering of our Senior Secured Convertible Promissory Notes and Warrants discussed below.

On March 5, 2014, we completed the acquisition of a 100% working interest and 80% net revenue interest in the Powers-Sanders oil and gas leases located in Shackelford County, Texas (“Powers-Sanders Leases”). We purchased the Powers-Sanders Leases from Sabor X Energy Services for $600,000 paid in cash at closing using a substantial portion of the funds we raised in a private offering of our Senior Secured Convertible Promissory Notes and Warrants discussed below.

On March 4, 2014, we issued an aggregate of $825,000 Senior Secured Convertible Promissory Notes (“Senior Secured Convertible Notes”) to seven investors together with common stock purchase warrants to purchase an aggregate of 330,000 shares of our common stock (the “Warrants”), in a private transaction exempt from registration under the Securities Act of 1933, in reliance on exemptions provided by Rule 506 of Regulation D and Section 4(a)(2) of that Act. Syndicated Capital, Inc. acted as placement agent for us in the offering.

We received gross proceeds of $725,300 in this offering. We paid Syndicated Capital, Inc. a cash commission and reimbursement of expenses totaling $99,000 incurred in connection with this offering. We used approximately $675,000 of the net proceeds from this offering to fund the acquisition of the Stroybel-Broyles and Powers-Sanders Leases and intend to use the balance for general administration, and expenses of the offering such as legal and accounting fees.

Under the terms of the Senior Secured Convertible Notes and the Warrants included in the offering, we agreed to register the shares of our common stock issuable upon exercise of the Warrant (the “Warrant Shares”) in any subsequent registration statement we file with the SEC, subject to standard and customary lock-up provisions as may be proposed by the underwriter of such offering. We will pay all costs associated with the registration statement.

The Senior Secured Convertible Notes

The Senior Secured Convertible Notes bear interest at a rate of 12.0% per year, payable on July 31st and January 31st until they mature on December 31, 2015 (the “Maturity Date”) or are converted. In addition, we will pay to the holders of the Senior Secured Convertible Notes on or prior to the 10th day of each month following the close of a calendar quarter a “Net Revenue Interest” payment equal to 2% of the net proceeds from the operation of the projects as determined by us. Each individual holder will receive their proportional share of such payments in the same ratio as their share of principal bears to the initial maximum amount of the Offering ($3,500,000.) We will make the Net Proceeds payments in cash. Payments made pursuant to this paragraph shall continue for the life of the projects.

The Senior Secured Convertible Notes will rank senior or equal to all of our debt and shall rank senior to other debt not classified as Senior or the like.

The Senior Secured Convertible Notes shall be secured by:

(a) a senior secured interest in the assets of our working interest in the Conway- Dawson Lease, Powers-Sanders Lease, and Stroebel-Broyles Lease,

(b) a pledge of a number of shares of restricted Stock (the “Stock Coverage”) whose value is based on the bid price of our Common Stock is twice (or 200%) the amount in outstanding and unpaid principal and interest of the Senior Secured Convertible Notes. We will provide our transfer agent with written instructions to reserve such number of shares equal to the 200% pledge. The amount of securities reserved for the pledge shall be reviewed and instructions to the transfer agent delivered, within five calendar days of the closing of each fiscal quarter, to increase or decrease the amount of share reservation to maintain coverage for the 200% pledge. The 200% pledge coverage will be determined based on the closing quarter end bid price of the Stock such that the value of the common stock in reserve is at least 200% of the aggregate amount of principal and accrued interest as of the quarter-end. The Stock Coverage shall be maintained as long as there remains any unpaid principal or interest to any of the Senior Secured Convertible Notes, and

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(c) cash which has been deposited into and held in our brokrage account (“Company Brokerage Account”) held at Syndicated Capital, Inc., 1299 Ocean Avenue, 2nd Floor, Santa Monica, CA 90401 as the result of required quarterly deposits (the “Sinking Fund Payment”) equal to 15% of our reported net revenue interest and must be made within 45 days after the end of each calendar quarter. Payments required to be made after the calendar quarters beginning April 1, 2014 through December 31, 2014 shall be deferred until February 15, 2015.

Sixty (60) days after written notice is promptly delivered to the Senior Secured Convertible Note holders (the “Redemption Notice”), we may, at our option, redeem via wire transfer all or a portion of the Senior Secured Convertible Notes at a call price in cash equal to:

a. 110% of the principal amount of the Senior Secured Convertible Notes to be called plus accrued and unpaid interest up to the payment date, if the previous 6 month Average Daily Trading Value as reported by Bloomberg L.P. (“Bloomberg”) on the date of the Redemption Notice is less than or equal to $200,000,

b. 105% of the principal amount of the Senior Secured Convertible Notes to be called plus accrued and unpaid interest up to the payment date, if the previous 6 month Average Daily Trading Value as reported by Bloomberg on the date of the Redemption Notice is greater than $200,000 and,

c. 103% of the principal amount of the Senior Secured Convertible Notes to be called plus accrued and unpaid interest up to the payment date, if the previous 6 month Average Daily Trading Value as reported by Bloomberg on the date of the Redemption Notice is greater than $250,000.

During the 60-day period after delivery of the Redemption Notice, the Senior Secured Convertible Notes Holder may elect to convert the Senior Secured Convertible Notes. If at any time after the delivery of the Redemption Notice, we amend any part of the Redemption Notice then the earliest date on which the Senior Secured Convertible Notes may be redeemed is 60 days after the date that the Senior Secured Convertible Notes were notified in writing about the amendment.

The Conversion Price of the Senior Secured Convertible Notes is $1.00 per share at which price each $1.00 of principal and unpaid interest can be converted into 1 share of our common stock. The outstanding principal and associated unpaid interest on the Senior Secured Convertible Notes may be converted, in whole or in part, into our common stock at any time. The Conversion Price is subject to adjustment for stock splits, dividends and combinations.

An event of Principal Payment Default shall occur (1) if after the Maturity Date, the principal and interest of the Senior Secured Convertible Notes continues to have not been paid in full to the Senior Secured Convertible Note Holders or (2) whenever we have been delinquent at least 30 days in its required filings of all Forms 10-Q and 10-K with the U.S. Securities and Exchange Commission.

An “Event of Other Payment Default” shall exist after fifteen or more days after the date that any of the following has occurred:

a. Interest payment not paid when due,

b. Sinking Fund Payment not paid when due,

c. Stock Coverage deposit not made when due,

d. “Net Revenue Interest” payment not paid when due,

e. Non-payment of any other required deposit or payment described herein, or

f. Non-performance of Company representations in the Senior Secured Convertible Notes.

On any day that an Event of Other Payment Default continues and has not been remedied, a Senior Secured Convertible Note Holder may demand in writing that a part or all of the holder’s Senior Secured Convertible Notes be converted into our common stock at an adjusted conversion price equal to 50% of the Stock’s Volume Weighted Average Price reported as Bloomberg (“VWAP”) during the 15 days prior to documented date that the written conversion request was sent to us.

If there is an ongoing Event of Principal Payment Default and if requested in writing by a holder of the Senior Secured Convertible Notes; we will promptly grant the request of the Senior Secured Convertible Note Holder to convert some or all the Senior Secured Convertible Notes unpaid interest and then unpaid principal into the shares of our Stock Coverage common stock. For each one dollar of principal and/or accrued interest to be redeemed or paid, the value of the common stock transferred will be two dollars based on the most recent Bloomberg average closing bid price of the stock on the five days before the date of the written withdrawal request.

If there is an ongoing Event of Principal Payment Default or an Event of Other Payment Default and if requested in writing by the Senior Secured Convertible Notes Holder; we will promptly grant the request of the Senior Secured Convertible Notes Holder to transfer cash from our Brokerage Account to an account of the Senior Secured Convertible Notes Holder as payment for some or all the unpaid interest and then unpaid principal of the Senior Secured Convertible Notes.

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If the Senior Secured Convertible Notes are not paid in full by the Maturity Date, the interest rate payable shall be adjusted for interest accruable after the Maturity Date from 12% per annum to the lesser of: (1) 30% per annum or (2) the maximum statutory rate pursuant to California law and other applicable jurisdiction.

Warrant Description

Each Warrant shall be non-redeemable and shall expire December 31, 2019 (“Expiration Date”) and entitles its holder to purchase one unregistered share of our common stock at an initial exercise price of $1.00 per share, subject to adjustment for stock splits, dividends and combinations.

Beginning six-months after the issuance of the Warrants and until the Warrants expire, the Warrant Exercise Price (“EP”), subject to being no less than the Floor Price, shall each month be adjusted to the lesser of:

●	the existing Exercise Price, or
●	an adjusted Exercise Price calculated using the following formula: EP = SP x 110%

Where SP equals the VWAP of our common stock during the most recent six-month period as reported by Bloomberg or its successors.

Where Floor Price is defined as:

●	Through July 31, 2014:	$1.00
●	During the period August 1, 2014 through August 31, 2015:	$0.75
●	During the period September 1, 2015 through the Expiration Date:	$0.50
●	Whenever an event of either Principal Payment Default or Other Payment Default is occurring:	$0.02

At the end of any calendar year during which the Warrants are outstanding during any part of that calendar year, if the VWAP of our Common Stock as reported by Bloomberg during the days on which Warrants were outstanding is less than $1.00 per share, the Exercise Price subject to being no less than the Floor Price shall become 80% of the prior month’s Warrant Exercise Price before making the monthly six-month adjustment described above.

The descriptions of the terms and conditions of the Senior Secured Convertible Notes and the Warrants set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of such documents attached hereto as exhibits and incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure.

On March 6, 2014 we issued a press release announcing the completion of the offering discussed in this report. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(d)	Exhibits

Exhibit	Description
4.1	Form of Common Stock Purchase Warrant*
4.2	Form of Convertible Promissory Note*
4.3	Form of Subscription Agreement*
99.1	Press release dated March 6, 2014*

(*) Previously filed with Form 8K on 03/07/2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Date: March 12, 2014	By:	/s/ Timothy W. Crawford
Timothy W. Crawford, Chief Executive Officer

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